SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

ADCARE HEALTH SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)

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(3)

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Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADCARE HEALTH SYSTEMS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held

August 15, 2008

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope.

ADCARE HEALTH SYSTEMS, INC.

5057 Troy Road
Springfield, Ohio  45502-9032

(937) 964-8974

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 15, 2008

July 21, 2008

To Our Shareholders:

A Special Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) will be held at our offices located at 5057 Troy Road, Springfield, Ohio  45502-9032, on August 15, 2008, at 10:00 a.m. local time, for the following purposes:

1.

To approve the issuance of warrants, which will vest over a period of five years, to officers and directors of the Company to purchase an aggregate of 1,092,305 shares of the Company’s common stock; and

2.

To transact any other business which may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Special Meeting is a form of Proxy Statement and with respect to shareholders eligible to vote a form of Proxy, all to be mailed on or about July 21, 2008, together with a letter from the Chairman of the Compensation Committee of our Board of Directors.

Our Board of Directors has fixed June 20, 2008, as the record date for the determination of shareholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Special Meeting and for a period of 10 days before the Special Meeting at our executive offices.

You will be most welcome at the Special Meeting and we hope you can attend.  Our directors and officers are expected to be present to answer your questions and to discuss the Company’s business.

If you are a shareholder eligible to vote at the Special Meeting we urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes.  If you attend the Special Meeting, you may cast your vote in person and your proxy will not be used.  If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,

Carol Groeber

Secretary

PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

ADCARE HEALTH SYSTEMS, INC.

5057 Troy Road
Springfield, Ohio  45502-9032

_____________________________

PROXY STATEMENT

_____________________________

SPECIAL MEETING OF SHAREHOLDERS

August 15, 2008

_____________________________

This proxy statement is furnished to the shareholders of AdCare Health Systems, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Special Meeting of Shareholders to be held at our executive offices located at 5057 Troy Road, Springfield, Ohio 45502 on August 15, 2008 at 10:00 a.m., and at any adjournment or postponement thereof (the “Special Meeting”).  The enclosed proxy is being solicited by our Board of Directors to the shareholders eligible to vote at the Special Meeting.  This proxy statement and with respect to eligible shareholders the enclosed proxy will be first sent or given to our shareholders on approximately July 21, 2008.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the Special Meeting.  If no directions are made to the contrary, the proxy will be voted FOR the issuance of warrants (the “Warrants”) to purchase up to 1,092,305 shares of the Company’s common stock to certain officers and directors of the Company and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting.  The officers and directors of the Company are the beneficial owners of 19.9% of the Company’s issued and outstanding shares. The Warrants to be considered are in lieu of the warrants which were to have been considered at the annual meeting of shareholders which took place on June 6, 2008.  Prior to the annual meeting the Board of Directors of the Company elected not to consider votes with respect to the warrant issue so that they could obtain feedback on the terms of the warrants at that meeting.  The Warrants contain changes based on that feedback.  Since the terms of the Warrants have been amended, whether or not you voted for or against the warrants as presented at the annual meeting you need to now vote again or your vote will not be counted. Approval of the issuance of the Warrants shall require the affirmative vote of a majority of the Company’s disinterested shareholders, which for purposes of the Special Meeting shall mean any shareholder of the Company who is not also a recipient of the Warrants.  Warrant recipients who are also shareholders of the Company shall not be entitled to vote with respect to the issuance of the Warrants but will be counted for purposes of establishing a quorum.

Only holders of record of our common stock at the close of business on June 20, 2008 will be entitled to vote at the Special Meeting.  At that time, we had 3,786,128 shares of common stock outstanding and entitled to vote.  Except as noted above, each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Special Meeting.

The presence, in person or by proxy, of one-third of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Special Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others.  Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors.

The proposal to approve the issuance of the Warrants is not considered a routine matter and broker/dealers who hold their customers’ shares in street name may not vote such shares on this matter.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Compensation of the Board of Directors

Our Board of Directors had a total of three (3) meetings during the year ended December 31, 2007.  During 2007, all but one director attended all of the meetings of the Board of Directors. Additionally, all but one director attended all meetings held by all committees of the Board of Directors, on which he served.  Directors who are not employed by us received $1,000 for each meeting attended in person and $500 for each meeting attended via conference call; however, two directors elected to defer their compensation in 2007. During the first two calendar quarters of 2008, our Board of Director had a total of four (4) meetings. All but two directors attended all meetings. The two directors each missed one meeting however not simultaneously.  Additionally, all directors who served on committees of the Board of Directors attended all meetings of such committees during the first two calendar quarters of 2008.

Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors was authorized in 1995, and a charter was adopted in December, 2005.  During 2007, this committee was comprised of Messrs. Radcliffe, Sturtz and Peterson.  Mr. Jeffrey Levine replaced Mr. Peterson on the Compensation Committee for 2008.  Our Compensation Committee is responsible for establishing our compensation plans.  Its duties include the development with management of benefit plans for our employees, the formulation of bonus plans, and incentive compensation packages.  The Board of Directors has designated Philip S. Radcliffe as Chairman of the Compensation Committee.

The Compensation Committee of the Board of Directors advises the Board with respect to the compensation of each senior executive and Board of Director member.  The Committee is also charged with the oversight of compensation plans and practices for all employees of the Company.  The Committee relies upon data purchased for the purpose of providing information on organizations of similar or larger scale engaged in similar activities.  The purpose of the Committee’s activity is to assure that the Company’s resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served:

•

as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

•

as a director of another entity which has had an executive officer who has served on our compensation committee; or

•

as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Compensation Committee Report

Presently, the Committee has determined that low executive compensation, based upon the data we have examined on comparable operations, poses some risk to the Company.  If, for any reason, the Company had to replace any of our current four senior executives or expand our executive staff, the Company could reasonably expect to experience a significant increase in executive expenses in order to attract competent persons with executive qualifications from organizations engaged in like activities. The Committee has discussed its conclusions with management and has recommended that the Board of Directors authorize issuance of the Warrants.  Based upon its review and the discussions referred to herein the Committee has further recommended to the Board of Directors that the disclosure of compensation paid or awarded to executive officers and directors as required by Item 402 of Regulation S-K be disclosed pursuant to the filing of this proxy statement.

Phillip S. Radcliffe – Chairman

Laurence E. Sturtz

Jeffrey Levine

Indemnification of Directors and Officers

Our Articles of Incorporation and Code of Regulations limit the liability of officers and directors to the extent currently permitted by the Ohio Revised Code.

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against  public policy as expressed in the Act. We will be governed by the final adjudication of the issue.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of June 20, 2008, the beneficial ownership of our common stock by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Names and Address	Number	Percent of Total

David A. Tenwick 8503 Misty Woods Circle Powell, Ohio 43065	251,416(1)	6.6%
Gary L. Wade 5057 Troy Road Springfield, Ohio 45502	193,165(2)	5.0%
J. Michael Williams 5057 Troy Road Springfield, Ohio 45502	163,157(3)	4.3%
Scott Cunningham 120 Deeter Drive Clayton, Ohio 45315	24,400(4)	*
Sharon Reynolds 5057 Troy Road Springfield, Ohio 45502	11,000(5)	*
Philip S. Radcliffe 5057 Troy Road Springfield, Ohio 45502	17,925(6)	*
Laurence E. Sturtz 3421 Pointe Creek Court, Apt # 106 Bonita Springs, FL 34134	49,620(7)	1.3%
Jeffrey Levine 2615 Dunhollow Drive Springfield, Ohio 45503	11,800(8)	*

Names and Address	Number	Percent of Total
Peter J. Hackett 505 West Home Road Worthington, Ohio 43085	6,800(9)	*
Merle Grace Kearns 1909 E. Habor Road 406W Port Clinton, OH 43452	0	*
All Directors and Officers as a Group	798,602	19.9%
*Less than 1%

(1)

Includes 8,000 options which are currently exercisable at $2.50 per share, 4,000 options at $1.50 per share and 3,000 warrants to purchase shares of common stock at $5.40 per share.

(2)

Includes 48,000 warrants and 8,000 options which are currently exercisable at $2.50 per share, 2,000 warrants currently exercisable at $5.40 per share and 4,000 options at $1.50 per share.

(3)

Includes 40,000 warrants and 8,000 options which are currently exercisable at $2.50 per share and 4,000 options at $1.50 per share.

(4)

Includes 16,000 options which are currently exercisable at $2.50 per share and 4,000 options at $1.50 per share.

(5)

Includes 4,400 options which are currently exercisable at $2.50 per share and 2,800 options at $1.50 per share.

(6)

Includes 2,000 options which are currently exercisable at $2.50 per share, 1,000 warrants which are currently exercisable at $5.40 per share and 2,800 options at $1.50 per share.

(7)

Includes 8,000 warrants and 8,000 options which are currently exercisable at $2.50 per share and 4,000 warrants which are currently exercisable at $5.40 per share and 2,800 options at $1,50 per share.

(8)

Includes 2,000 warrants which are currently exercisable at $5.40 per share and 2,800 options at $1.50 per share.

(9)

Includes 2,000 warrants which are currently exercisable at $5.40 per share and 2,800 options at $1.50 per share.

Ownership of Common Stock by Principal Shareholders

The following table sets forth information as of June 20, 2008, relating to the beneficial ownership of common stock by each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Names and Address	Number	Percent of Total

Ira A. Abrahamson, Jr. 105 West 4th Street, Suite 719 Cincinnati, Ohio 45202	323,472(1)	8.3%
Christopher Brogdon 593 Atlanta Street Roswell, Georgia 30075	540,948(2)	13.2%
Connie B. Brogdon 593 Atlanta Street Roswell, Georgia 30075	540,948(3)	13.2%

(1)

Includes 94,736 warrants which are currently exercisable at $5.40 per share.

(2)

Includes 70,194 shares held directly by Mr. Brogdon, 81,592 warrants which are currently exercisable by Mr. Brogdon at $5.40 per share, 142,962 shares held by Connie Brogdon (his spouse), 130,300 warrants which are currently exercisable by Connie Brogdon at $5.40 per share, 11,000 shares held by Connie Brogdon (his spouse) as custodian for the benefit of a minor child, and 104,900 warrants which are currently exercisable by Connie Brogdon as custodian for the benefit of a minor child.

(3)

Includes 142,962 shares held directly by Ms. Brogdon, 130,300 warrants which are currently exercisable by Ms. Brogdon at $5.40 per share, 70,194 shares held by Christopher Brogdon (her spouse), 81,592 warrants which are currently exercisable by Christopher Brogdon at $5.40 per share, 11,000 shares held by Ms. Brogdon as custodian for the benefit of a minor child and 104,900 warrants which are currently exercisable by Ms. Brogdon at $5.40 for the benefit of a minor child.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of June 30, 2008, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval.  The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1) (2)	172,400	$2.21	6,800
Equity compensation plans not approved by security holders (3)	1,092,305	$2.49
Total	1,264,705		6,800

________________

(1)

The total number of shares available under the option plan is 120,000.  The options were granted in August 2004 and vest over a five year period contingent on continued employment.  At June 30, 2008, 94,800 options had vested with no remaining options to vest.  Due to separation of employment, 19,400 options have been forfeited during the five year vesting period.

(2)

During May, 2007, we granted 199,000 options under our September 2005 stock option plan.  The total number of shares available under this option plan is 200,000.  The options vest over a five year period contingent on continued employment.  At June 30, 2008, 77,600 options had vested with an additional 116,400 remaining to vest.  Due to separation of employment, 1,000 vested options and 4,000 unvested options have been forfeited.

(3)

On November 16, 2007, our Board of Directors authorized the issuance of warrants to officers and directors of the company.  A total of 1,102,710 warrants were authorized subject to a five year vesting period.  The authorized Warrants are exercisable for a period of ten years following issuance.  The initial terms of the Warrants provided that each holder would be entitled to purchase shares of AdCare common stock equal to a price of $1.21 per share (the closing price two business days after the approval of the Warrants by the Board of Directors).  The terms of the Warrants have subsequently been modified by the Board of Directors, as described below, so that the exercise price for the first year will be $1.21 per share and will be $2.25 per share for the second year.  Thereafter, for years 3, 4, and 5, the exercise price of the Warrants will float based on the average closing price of the Company’s common stock on AMEX but not less than $3.00 per share.  The weighted average exercise price of the Warrants in the above table is based on the $1.21 exercise price for year one, $2.25 exercise price for the second year and, since the actual exercise price for years three, four, and five is not currently known, the minimum price of $3.00 was used.  The Warrants are subject to shareholder approval at this special shareholder meeting August 15, 2008.

ISSUANCE OF WARRANTS TO MANAGEMENT

At the Special Meeting, the shareholders will be requested to consider and act upon a proposal to approve the issuance of warrants to purchase up to 1,092,305 shares of the Company’s common stock to certain officers and directors of the Company (the “Warrants”).  The issuance of 1,102,710 warrants with an exercise price of $1.21 per share (the closing price of the Company’s common stock two days after the approval of the Warrants by the Board) was authorized by the Board of Directors of the Company on November 16, 2007.  The purpose of the issuance of the Warrants is to recognize that the Company is dependent on its management team and directors and that the loss of any of these individuals could harm the business of the Company.  Based upon information gathered by the Compensation Committee of the Board, management of the Company is compensated in the lowest quartile of comparative businesses.  The low compensation of the management team and the Board puts the company at risk since the Company is dependent on its management team and directors and that the loss of any of these individuals could harm the business of the Company.  The Compensation Committee of the Board reported to the full Board that, based on information that they had gathered, management of the Company has historically been under compensated and owns less stock than would be ideal.  Investment bankers engaged by the Company have also expressed a concern that the low compensation and low stock ownership of management and the Board can be perceived as a negative in the investment community as they are perceived as not being adequately tied to the Company.  In general, the investment community believes that a management team and Board that is more heavily invested in the Company will have an increased incentive to perform at a higher level.

The issuance of the Warrants was originally to be voted upon at the Annual Meeting of Shareholders which was held on June 6, 2008.  However, prior to the meeting, management received a request to delay the vote on this issue from certain shareholders of the Company who expressed a concern about some of the terms of the Warrants as originally proposed.  As a result, management elected not to have the Warrants voted upon at the Annual Meeting and instead conducted an open discussion of the terms of the Warrants at that meeting.  As a result of that information, the Board of Directors of the Company has amended the terms of the Warrants as set forth below.

Therefore, to provide greater incentives to management and the Board and to improve the likelihood of retention of the management team and Board, the Board of Directors of the Company has authorized the issuance of the following Warrants to the following officers and directors:

Name	Number of Warrants

David A. Tenwick	472,832
Gary L. Wade	254,330
J. Michael Williams	222,314
Scott Cunningham	8,800
Andy Wade	13,638
Jacqueline N. Potter	8,000
Sharon L. Reynolds	7,600
Kimberlee A. Henry	8,000
Carol Groeber	7,600
Merle G. Kearns	2,000
Peter Hackett	4,000
Jeffrey L. Levine	14,000
Laurence E. Sturtz	43,840
Clarence Peterson	3,101*
Philip S. Radcliffe	22,250

The exercise price of the Warrants in each of the five years following the issuance of the Warrants is determined as follows:

Year	Exercise Price
2008	$1.21
2009	$2.25
2010	Price equal to the greater of (i) the average closing price of the Company’s common stock on AMEX during the month of January, 2009; or (ii) $3.00.
2011	Price equal to the greater of (i) the average closing price of the Company’s common stock on AMEX during the month of January, 2010; or (ii) $3.00.
2012	Price equal to the greater of (i) the average closing price of the Company’s common stock on APEX during the month of January, 2011; or (ii) $3.00.

*Since Mr. Peterson left the Board June 6, 2008, his warrants are all fully vested with an exercise price of $1.21 per share.

The Warrants are exercisable for a period of 10 years and vest equally over a period of five years; provided, however, that the vesting would be accelerated in the event that there is a “change in control” of the Company or in the event that the recipient is terminated by the Company without cause.

The Company’s common stock is traded on the American Stock Exchange under the symbol ADK.  Pursuant to Section 7.11 the Company guide of the American Stock Exchange, approval of the shareholders is required pursuant to any arrangement by which options or stock may be acquired by officers, directors, employees or consultants of a listed company.  Therefore, a vote of the shareholders is being requested to approve the issuance of the Warrants in accordance with the requirements of the American Stock Exchange.

Executive Compensation

The following summary compensation table sets forth information regarding compensation paid during 2007 to our Principal Executive Officer, our Principal Financial Officer and our three most highly compensated officers other than the Principal Executive Officer (PEO) and the Principal Financial Officer (PFO).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	All other compen-sation (1)	Total
David A. Tenwick, Chairman (PEO)	2007	$132,330	$25,000	$-	$-	$-	$22,058	$179,388
Scott Cunningham, CFO (PFO)	2007	$101,319	10,000	-	-	-	1,130	112,449
Gary L. Wade, President, CEO	2007	$132,330	5,000	-	-	-	16,316	153,646
J. Michael Williams, Executive VP, COO	2007	$132,330	-	-	-	-	18,753	151,083
Sharon Reynolds, Senior VP, Nursing Home Operations	2007	$118,664	1,000	-	-	-	9,302	127,966

(1) No element of “All Other Compensation” exceeded $10,000 for the year ended December 31, 2007.

Employment Agreements

We entered into employment agreements with Mr. Tenwick, Mr. Wade, and Mr. Williams.  The employment agreements were identical and provided for an initial employment term of three years starting April 1, 2005 and ending April 1, 2008, with base salaries of $10,000 per month, a minimum salary increase of five percent per year, fringe benefits such as health and life insurance and inclusion in any option program that we may institute in the future.  We are currently considering extensions of these employment agreements at this time.

The employment agreements with Mr. Wade, Mr. Williams, and Mr. Tenwick each provide that if they are terminated for any reason other than cause (which is defined as dishonesty in transactions with us, material disloyalty and/or the express refusal to perform services for us which may be properly requested), we are required to compensate them from the remaining term of their employment agreement plus one additional year.  The employment agreements also provide that if Mr. Wade, Mr. Williams, or Mr. Tenwick leave voluntarily, or are terminated for cause, they may not compete with us within the State of Ohio for a period of one year following the termination.

Stock Incentive Plan

In August 2005, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success.  The Option Plan authorizes the grant of options to purchase an aggregate of 200,000 shares of our common stock (adjusted for stock splits) both as “incentive stock options” as that term is defined under Section 422(A) of the Internal Revenue Code of 1986, as amended, and stock options which do not qualify as incentive stock options (“non-qualified stock options”).  The Option Plan provides that the Board of Directors or the Compensation Committee appointed by the Board of Directors may grant options and otherwise administer the Option Plan.  The exercise price of each incentive option must be at least 100% of the fair market value of the shares of our common stock at the date of grant, and no such option may be exercisable for more than ten years after the date of grant.  However, the exercise price of each incentive stock option granted to any shareholder possessing more than 10% of the combined voting power of all classes of our capital stock on the date of grant must be not less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.  The exercise price of each non-qualified stock option may be established by the Compensation Committee.  As of the date of this proxy, 157,000 incentive stock options and 42,000 non-qualified stock options have been granted at an exercise price of $1.50 per share under the 2005 option plan.  A total of 5,000 of these options have been forfeited due to routine staff attrition.

In August 2004, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success.  The terms and conditions of this plan is exactly the same as the August 2005 Option Plan.  As of the date of this proxy, 98,200 incentive stock options and 16,000 non-qualified stock options have been granted at an exercise price of $2.50 per share under the 2004 Option Plan. A total of 19,400 of these options have been forfeited due to routine staff attrition.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS	STOCK AWARDS

Name and Principal Position	Number of securities underlying unexercised options (#) – exercisable	Number of securities underlying unexercised options (#) – unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of stock that is not vested	Total number of unearned shares, units or other rights that have not vested	Market or payout value of unearned shares, units or other rights that have not vested
Chairman David A. Tenwick	3,200 1,600 1,600 1,600 2,000	2,000 2,000 2,000 2,000	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016	8,000	6,400	$0	$0
President Gary L. Wade	3,200 1,600 1,600 1,600 2,000	2,000 2,000 2,000 2,000	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016	8,000	6,400	0	0
Executive V.P. President J. Michael Williams	3,200 1,600 1,600 1,600 2,000	2,000 2,000 2,000 2,000	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016	8,000	6,400	0	0
CFO Scott Cunningham	6,400 3,200 3,200 3,200 2,000	2,000 2,000 2,000 2,000	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016	8,000	6,400	0	0
Senior V.P. Sharon Reynolds	1,760 880 880 880 1,400	1,400 1,400 1,400 1,400	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016	5,600	4,480	0	0

Director Compensation

The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors.  Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION - 2007

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	All other compensation	Total
Philip S. Radcliffe	$8,500	-	-	-	-	-	$8,500
Laurence E. Sturtz	-	-	-	-	-	-	-
Jeffrey Levine	500	-	-	-	-	-	500
Peter S. Hackett	17,500	-	-	-	-	-	17,500
Clarence A. Peterson	3,500	-	-	-	-	-	3,500

1 – Messrs. Tenwick, Wade and Williams are Executive Officers and do not appear on this table and receive no director compensation.

The following discloses the aggregate number of stock option awards outstanding for all directors:

Mr. Tenwick – 8,000 options currently exercisable at $2.50 per share, 4,000 options exercisable at $1.50 per share and 3,000 warrants each to purchase one share of common stock at $5.40 all exercisable within 60 days of June 20, 2008.

Mr. Wade - 8,000 options currently exercisable at $2.50 per share, 4,000 options exercisable at $1.50 per share, 4,800 warrants each to purchase one share of common stock at $2.50 and 3,000 warrants each to purchase one share of common stock at $5.40 all exercisable within 60 days of June 20, 2008.

Mr. Williams - 8,000 options currently exercisable at $2.50 per share, 4,000 options exercisable at $1.50 per share, 40,000 warrants each to purchase one share of common stock at $2.50 all exercisable within 60 days of June 20, 2008.

Mr. Radcliffe – 2,000 options exercisable at $2.50 per share, 2,800 options exercisable at 1.50 per share and 1,000 warrants at $5.40 per share all exercisable within sixty (60) days of June 20, 2008.

Mr. Sturtz – 8,000 options currently exercisable at $2.50 per share, 2.800 options exercisable at $1.50 per share, 8,000 warrants each to purchase one share of common stock at $2.50 and 4,000 warrants at 5.40 per share all exercisable within 60 days of June 20, 2008.

Mr. Levine – 2,000 warrants which are currently exercisable at $5.40 per share and 2,800 options exercisable at 1.50 per share all exercisable within 60 days of June 20, 2008.

Mr. Hackett - 2,000 warrants which are currently exercisable at $5.40 per share and 2,800 options exercisable at 1.50 per share all exercisable within 60 days of June 20, 2008.

Mr. Peterson – 6,000 warrants which are currently exercisable at $5.40 per share and 2,800 options exercisable at 1.50 per share all exercisable within 60 days of June 20, 2008.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Required Vote

Approval of the issuance of the Warrants requires the affirmative vote a majority of the Company’s disinterested shareholders entitled to vote on this matter.  For purposes of the Special Meeting “disinterested shareholder” shall mean any shareholder of the Company who is not also a recipient of the warrants.  Warrant recipients who are also shareholders of the Company shall not be entitled to vote with respect to the issuance of the warrants.  Each disinterested shareholder eligible to vote on this matter will be entitled to one vote per share of common stock held of record.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Rachlin LLP served as the registered independent public accounting firm for us for 2007 and the first quarter of 2008. On May 16, 2008, the Company engaged Battelle & Battelle LLP as its new independent registered public accounting firm to conduct the audit of the Company’s financial statements as and for the year end December 31, 2008.  Representatives of Battelle & Battelle LLP are not expected to attend the Special Meeting of Shareholders in order to respond to appropriate questions from shareholders, and they will not have the opportunity to make a statement.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the August 15, 2008 meeting.  If other matters should come before the meeting, however, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

PROXY
ADCARE HEALTH SYSTEMS, INC.

Special Meeting of Shareholders
August 15, 2008

The undersigned hereby appoints David A. Tenwick and Carol J. Groeber and each of them, with full power of substitution, as proxies for the undersigned to attend the Special Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) to be held at the corporate offices located at 5057 Troy Road, Springfield, Ohio 45502 at 10:00 a.m., EST, on August 15, 2008, and at any adjournment thereof, to vote and act with respect to all shares of the Company, which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.

RESOLVED, that the shareholders hereby agree to approve the issuance of warrants to purchase up to 1,092,305 shares of the Company’s common stock to certain officers and directors of the Company (the “Warrants”).  The Warrants will be exercisable for a period of ten (10) years and vest equally over a period of five (5) years; provided, however, that the vesting will be accelerated in the event there is a “change in control” of the Company or in the event that the recipient is terminated by the Company without cause.  The strike price for the Warrant is $1.21 per share for the first year and $2.25 per share for the second year.  Thereafter, for years three, four and five, the exercise price of the Warrants will float based on the average closing price of the Company’s common stock on AMEX but not less than $3.00 per share.

FOR	AGAINST	WITHHELD
☐	☐	☐

2.

To transact such other business as may properly come before the 2008 Special Meeting of the Shareholders of the Company or any adjournment thereof.

FOR	AGAINST	WITHHELD
☐	☐	☐

This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR proposals 1 and 2.

Please date and sign your name below as it appears on your stock certificate.

Dated:	,2008
Signature

Signature (if held jointly)